    As filed with the Securities and Exchange Commission on October 4, 2000
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

        PUGET SOUND ENERGY, INC.          PUGET SOUND ENERGY CAPITAL TRUST II
 (Exact name of registrant as specified  (Exact name of registrant as specified
            in its charter)                         in its charter)

            --------------                           --------------

               Washington                               Delaware
    (State or other jurisdiction of         (State or other jurisdiction of
     incorporation or organization)         incorporation or organization)

               91-0374630                            To Be Applied For
(I.R.S. Employer Identification Number) (I.R.S. Employer Identification Number)

           RICHARD L. HAWLEY                       RICHARD L. HAWLEY
         411 - 108th Avenue N.E.                 411 - 108th Avenue N.E.
    Bellevue, Washington 98004-5515         Bellevue, Washington 98004-5515
             (425) 454-6363                          (425) 454-6363
(Name, address, including zip code, and  (Name, address, including zip code, and
           telephone number,                       telephone number,
   including area code, of agent for       including area code, of agent for
                service)                                service)

                                --------------

  It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                                   Andrew Bor
                                Perkins Coie LLP
                         1201 Third Avenue, Suite 4800
                         Seattle, Washington 98101-3099
                                 (206) 583-8888

                                --------------

  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]____________
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]____________
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
  Title of Each Class                         Proposed Maximum       Proposed Maximum          Amount of
  of Securities to Be     Amount to Be         Offering Price            Aggregate            Registration
       Registered         Registered (1)(2)  Per Unit (1)(2)(3)   Offering Price (1)(2)(3)        Fee
----------------------------------------------------------------------------------------------------------
Senior Notes of Puget
 Sound Energy, Inc. ....
----------------------------------------------------------------------------------------------------------
Subordinated Debentures
 of Puget Sound Energy,
 Inc. (4) ..............
----------------------------------------------------------------------------------------------------------
Trust Preferred
 Securities of Puget
 Sound Energy Capital
 Trust II...............
----------------------------------------------------------------------------------------------------------
Guarantee of Puget Sound
 Energy, Inc. with
 respect to Trust
 Preferred Securities of
 Puget Sound Energy
 Capital Trust II (5)...
----------------------------------------------------------------------------------------------------------
Total...................     $500,000,000           100%               $500,000,000           $132,000
==========================================================================================================

(1) There are being registered hereunder such presently indeterminate principal amount of Senior Notes and Subordinated Debentures, as well as shares of Trust Preferred Securities, as may from time to time be issued at indeterminate prices.
(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(3)  Exclusive of accrued interest and distributions, if any.
(4) The Subordinated Debentures may be purchased by, and constitute assets of, Puget Sound Energy Capital Trust II and may later be distributed under certain circumstances to holders of Trust Preferred Securities.
(5) The Registration Statement is deemed to include the obligations of Puget Sound Energy under the guarantee and certain backup undertakings under:
     (1) the subordinated debt indenture pursuant to which the subordinated debentures will be issued; (2) the subordinated debt debentures; and (3) the declaration of trust of Puget Sound Energy Capital Trust II, including Puget Sound Energy's obligations under such subordinated debt indenture to pay costs, expenses, debts and liabilities of the trust (other than with respect to the trust preferred securities and the common securities of Puget Sound Energy Capital Trust II), which taken together provide a full and unconditional guarantee of amounts due on the trust preferred securities. No separate consideration will be received for the guarantee and such backup undertakings. The guarantee is not traded separately.

                                --------------

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this Prospectus is not complete and may be changed. We may + +not sell these securities until the corresponding Registration Statement +
+filed with the Securities and Exchange Commission is effective. This          +
+Prospectus is not an offer to sell these securities and it is not soliciting + +an offer to buy these securities in any state in which the offer or sale is +
+not permitted.                                                                +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  SUBJECT TO COMPLETION, DATED OCTOBER 4, 2000

PROSPECTUS
                                                    [LOGO OF PUGET SOUND ENERGY]
                            PUGET SOUND ENERGY, INC.

                                  Senior Notes
                            Subordinated Debentures
                                   Guarantees

                                      and

                      PUGET SOUND ENERGY CAPITAL TRUST II

                           Trust Preferred Securities
                  Guaranteed to the Extent Set Forth Herein By
                            Puget Sound Energy, Inc.

                          Offering Price: $500,000,000

                                  -----------

  Puget may offer, on one or more occasions:

  . secured senior debt or unsecured subordinated debt securities consisting of notes, debentures and other unsecured evidence of indebtedness, and

  . guarantees of Puget Sound Energy with respect to trust preferred securities of Puget Sound Energy Capital Trust II.

  Puget Sound Energy Capital Trust II, which is a Delaware business trust, may offer, on one or more occasions:

  . trust preferred securities, which represent preferred undivided beneficial interests in the assets of Puget Sound Energy Capital Trust II.

  For each type of security listed above, the amount, price and terms will be determined at or prior to the time of sale.

  Each time we offer any of these securities, we will set forth the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplement or supplements also will set forth the names of any underwriters, dealers or agents involved in the offering of the securities, the compensation of these parties and any other special terms of the offering and sale. You should read carefully this prospectus and the accompanying prospectus supplement or supplements before you invest.

  This prospectus may not be used to consummate sales of any of these securities unless accompanied by a prospectus supplement.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -----------

                 The date of this prospectus is        , 2000.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Where You Can Find More Information........................................   2

Puget Sound Energy.........................................................   3

Puget Sound Energy Capital Trust II........................................   3

Use of Proceeds............................................................   5

Ratios of Earnings to Fixed Charges........................................   5

Description of Securities..................................................   6

Plan of Distribution.......................................................  26

Legal Opinions.............................................................  28

Experts....................................................................  28

                               ----------------

  In this prospectus, "Puget" refers to Puget Sound Energy, Inc. and the "trust" refers to Puget Sound Energy Capital Trust II. "We," "us" and "our" refer to Puget Sound Energy, Inc. and Puget Sound Energy Capital Trust II.

  You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information, and if anyone does provide you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is accurate after the date on the front cover of the applicable document. We are not making an offer to sell these securities in any jurisdiction in which the offer or sale is not permitted.

                      WHERE YOU CAN FIND MORE INFORMATION

  Puget files reports, proxy statements and other information with the Securities and Exchange Commission. These SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Puget files at the SEC's public reference room at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect Puget's SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  In connection with this offering, we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933. As permitted by SEC rules, this prospectus omits certain information included in the registration statement. For a more complete understanding of the securities we may offer, you should refer to the registration statement, including its exhibits.

  The SEC allows us to "incorporate by reference" into this prospectus the information we file separately with it, which means we may disclose important information by referring you to those other documents. The information we incorporate by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that Puget has filed previously with the SEC. These documents contain important information about Puget and its finances.

             SEC Filings (File No. 1-4393)          Period/Date
             -----------------------------          -----------
     Annual Report on Form 10-K.................... Year ended December 31, 1999
     Quarterly Reports on Form 10-Q................ Quarter ended March 31, 2000
                                                    Quarter ended June 30, 2000
     Current Report on Form 8-K.................... Filed February 11, 2000
                                                    Filed May 25, 2000
                                                    Filed July 3, 2000
                                                    Filed July 21, 2000

  The documents filed by Puget with the SEC pursuant to Sections 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934 after the date of this prospectus are also incorporated by reference into this prospectus.

  You may request a copy of these filings at no cost by writing or telephoning Puget at the following address:

  Investor Relations
  Puget Sound Energy, Inc.
  411-108th Avenue N.E.
  Bellevue, Washington 98004-5515
  (425) 454-6363

  You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. Puget has not authorized anyone to provide you with information that is different from this information.

  Separate financial statements of the trust have not been included in this prospectus. Puget and the trust do not consider such financial statements to be helpful because:

  . Puget beneficially owns directly or indirectly all of the undivided beneficial interests in the assets of the trust (other than the beneficial interests represented by the trust preferred securities). See "Puget Sound Energy Capital Trust," "Description of Securities--Trust Preferred Securities" and "Description of Securities--The Guarantee";

  . Puget will guarantee the trust preferred securities such that the holders of the trust preferred securities, with respect to the payment of distributions and amounts upon liquidation, dissolution and winding-up, are at least in the same position with regard to the assets of Puget as a preferred shareholder of Puget;

  . in future filings under the Securities Exchange Act of 1934, an audited footnote to Puget's annual financial statements will state that the trust is wholly owned by Puget, that the sole assets of the trust are the subordinated debentures of Puget having a specified total principal amount, and that, considered together, the back-up undertakings, including the guarantees, constitute a full and unconditional guarantee by Puget of the trust's obligations under the trust preferred securities issued by the trust; and

  . the trust is a newly created special purpose entity, has no operating history, no independent operations and is not engaged in, and does not propose to engage in, any activity other than as described under "Puget Sound Energy Capital Trust."

                               PUGET SOUND ENERGY

  Puget Sound Energy, Inc., a Washington corporation, is an investor-owned public utility, furnishing electric and gas service in a territory covering approximately 6,000 square miles, principally in the Puget Sound region of Washington state.

  As of June 3, 2000, Puget had approximately 915,000 electric customers, consisting of 810,200 residential, 99,200 commercial, 4,100 industrial and approximately 1,500 other electric customers and approximately 580,000 gas customers, consisting of 532,000 residential, 45,500 commercial, 3,000 industrial and approximately 100 gas transportation customers. For the 12 months ended June 30, 2000, Puget added approximately 16,600 electric customers and approximately 25,000 gas customers, representing annualized growth rates of 1.9% and 4.6%, respectively. During the 12 months ended June 30, 2000, Puget's billed retail revenues from electric utility operations were derived 47% from residential customers, 37% from commercial customers, 14% from industrial customers and 2% from other customers, and Puget's billed retail revenues from gas utility operations were derived 60% from residential customers, 30% from commercial customers, 8% from industrial customers and 2% from other customers. During this period, the largest customer accounted for 1.8% of Puget's utility operating revenues.

  Gross electric utility plant at December 31, 1999, was approximately $ 4.0 billion, which consisted of 46% distribution, 28% generation, 15% transmission and 11% general plant and other. Gross gas utility plant at December 31, 1999, was approximately $1.4 billion, which consisted of 83% distribution, 5% transmission and 12% general plant and other.

  At December 31, 1999, Puget had 2,869 aggregate full-time-equivalent utility employees. Our executive office is located at 411-108th Avenue N.E., Bellevue, Washington 98004-5515, and our telephone number is (425) 454-6363.

                      PUGET SOUND ENERGY CAPITAL TRUST II

  Puget Sound Energy Capital Trust II is a statutory business trust created under the Delaware Business Trust Act by way of:

  . a trust agreement executed by Puget, as sponsor, and the trustee of the trust; and

  . the filing of a certificate of trust with the Secretary of State of the State of Delaware.

  At the time of public issuance of the trust preferred securities, the trust agreement will be amended and restated in its entirety and will be qualified as an indenture under the Trust Indenture Act of 1939. Puget will directly or indirectly acquire common securities of the trust in a total liquidation amount equal to approximately 3% of the total capital of the trust. The trust exists for the exclusive purposes of:

  . issuing the trust preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

  . investing the gross proceeds of the common securities and the trust preferred securities in the subordinated debentures; and

  .  engaging in only those other activities necessary or incidental thereto.

  The trust has a term of approximately 55 years, but may terminate earlier as provided in the amended and restated trust agreement.

  The proceeds from the offering of the trust preferred securities and the sale of the common securities may be used by the trust to purchase from Puget subordinated debentures in a total principal amount equal to the total liquidation preference of the common securities and the trust preferred securities. The Puget debentures would bear interest at an annual rate equal to the annual distribution rate of the common securities and the trust preferred securities and would have certain redemption terms which correspond to the redemption terms for the common securities and the trust preferred securities. The subordinated debentures will rank subordinate in right of payment to all of Puget's senior indebtedness (as defined in this prospectus). Distributions on the common securities and the trust preferred securities may not be made unless the trust receives corresponding interest payments on the subordinated debentures from Puget. Puget will irrevocably guarantee, on a subordinated basis and to the extent set forth in the guarantee, with respect to each of the common securities and the trust preferred securities, the payment of distributions, the redemption price, including all accrued or deferred and unpaid distributions, and payment on liquidation, but only to the extent of funds on hand at the trust. Each guarantee will be unsecured and will be subordinate to all senior indebtedness of Puget. Upon the occurrence of certain events (subject to the conditions to be described in an accompanying prospectus supplement) the trust may be liquidated and the holders of the common securities and the trust preferred securities could receive subordinated debentures in lieu of any liquidating cash distribution.

  Pursuant to the amended and restated trust agreement, the number of trustees of the trust will initially be four. Two of the trustees will be persons who are employees or officers of or who are affiliated with Puget and will be referred to as the Puget trustees. The third trustee will be a financial institution that is unaffiliated with Puget, which trustee will serve as property trustee under the amended and restated trust agreement and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939. Initially, Bank One Trust Company, N.A. will be the property trustee until removed or replaced by the holder of the common securities. For the purpose of compliance with the provisions of the Trust Indenture Act of 1939, Bank One Trust Company, N.A. will also act as guarantee trustee. The fourth trustee, Bank One Delaware, Inc., will act as the Delaware trustee for the purposes of the Delaware Business Trust Act, until removed or replaced by the holder of the common securities. See "Description of Securities--The Guarantee."

  The property trustee will hold title to the subordinated debentures for the benefit of the holders of the common securities and the trust preferred securities and the property trustee will have the power to exercise all rights, powers and privileges under the indenture as the holder of the subordinated debentures. In addition, the property trustee will maintain exclusive control of a segregated non-interest-bearing bank account to hold all payments made in respect of subordinated debentures for the benefit of the holders of the common securities and the trust preferred securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the common securities and the trust preferred securities out of funds from the segregated non-interest-bearing bank account. The guarantee trustee will hold the guarantees for the benefit of the holders of the common securities and the trust preferred securities. Puget, as the direct or indirect holder of all the common securities, will have the right to appoint, remove or replace any of the trustees. Puget will also have the right to increase or decrease the number of trustees, as long as the number of trustees shall be at least three, a majority of which shall be Puget trustees. Puget will pay all fees and expenses related to the trusts and the offering of the common securities and the trust preferred securities.

  The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are set forth in the amended and restated trust agreement, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

  The Delaware trustee for the trust in the State of Delaware is Bank One Delaware, Inc., Three Christiana Center, 201 North Walnut Street, Wilmington, Delaware, 19801. The principal place of business of the trust will be c/o Puget Sound Energy, Inc. 411-108th Avenue N.E., Bellevue, Washington 98004-5515.

                                USE OF PROCEEDS

  The proceeds received by the trust from the sale of its trust preferred securities and the common securities will be invested in the subordinated debentures. As will be more specifically set forth in the applicable prospectus supplement, Puget will use those borrowed amounts and the net proceeds from the sale of senior notes offered hereby for its general corporate purposes, including capital expenditures, investment in subsidiaries, working capital and repayment of debt. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described in the appropriate prospectus supplement.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The following table sets forth Puget's ratios of earnings to fixed charges for the respective periods indicated:

                                Twelve Months
                               Ended June 30,     Years Ended December 31,
                               --------------- ------------------------------
                                2000    1999   1999 1998 1997(1) 1996(1) 1995
                               ------- ------- ---- ---- ------- ------- ----
   Ratio of earnings to fixed
    charges (2)(3)............    2.7x    2.9x 2.7x 2.8x  2.5x    3.1x   2.6x

--------
(1) The ratios for the years ended December 31, 1997 and 1996 include charges incurred in connection with Puget's merger with Washington Energy Company and its principal subsidiary, Washington Natural Gas Company. Had such charges been excluded from earnings, the ratios of earnings to fixed charges for such periods would have been 2.9x and 3.2x, respectively.

(2) As a result of the merger, each of Puget's ratios reflects the combined operations of Puget and the Washington Energy Company. Because the Washington Energy Company's fiscal year ended September 30, the combined ratios for the two years ended December 31, 1996 reflect the fiscal years ended December 31 for Puget and September 30 for the Washington Energy Company.

(3) For purposes of computing the ratios of earnings to fixed charges, earnings represent income from continuing operations before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges include all interest expense and the proportion deemed representative of the interest factor of rent expense.

                           DESCRIPTION OF SECURITIES

Introduction

  Specific terms of the debt securities consisting of the senior notes and subordinated debentures, or the trust preferred securities, or any combination of these securities and the irrevocable guarantees of Puget with respect to each of the common securities and the preferred securities of the trust, for which this prospectus is being delivered, will be set forth in an accompanying prospectus supplement or supplements. The prospectus supplement will set forth with regard to the particular offered securities, without limitation, the following:

  . in the case of debt securities, the designation, total principal amount, denomination, maturity, premium, if any, any exchange, conversion, redemption or sinking fund provisions, interest rate (which may be fixed or variable), the time or method of calculating interest payments, the right of Puget, if any, to defer payment or interest on the debt securities and the maximum length of such deferral, put options, if any, public offering price, ranking, any listing on a securities exchange and other specific terms of the offering; and

  . in the case of trust preferred securities, the designation, number of shares, liquidation preference per security, initial public offering price, any listing on a securities exchange, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any voting rights, any redemption, exchange, conversion or sinking fund provisions and any other rights, preferences, privileges, limitations or restrictions relating to a specific series of the trust preferred securities including a description of the Puget guarantee.

Debt Securities

  Senior notes will be issued under a senior note indenture. The subordinated debentures will be issued under a subordinated debt indenture. The senior note indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures."

  The following briefly summarizes the material provisions of the indentures and the debt securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the indentures may be obtained from Puget or the applicable trustee.

  Unless otherwise provided in the applicable prospectus supplement, the trustee under the senior note indenture will be State Street Bank and Trust Company and the trustee under the subordinated debt indenture will be Bank One Trust Company, N.A.

 General

  The indentures provide that debt securities of Puget may be issued in one or more series, with different terms, in each case as authorized on one or more occasions by Puget.

  Federal income tax consequences and other special considerations applicable to any debt securities issued by Puget at a discount will be described in the applicable prospectus supplement.

  The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

  .  the title of the debt securities;

  .  whether the debt securities will be senior or subordinated debt;

  .  the total principal amount of the debt securities;

  . the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

  .  the maturity date or dates;

  .  the interest rate or the method of computing the interest rate;

  . the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

  .  the location where payments on the debt securities will be made;

  . the terms and conditions on which the debt securities may be redeemed at the option of Puget;

  . any obligation of Puget to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

  . any provisions for the discharge of Puget's obligations relating to the debt securities by deposit of funds or United States government obligations;

  . whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

  . any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

  . any additional amounts with respect to the debt securities that Puget will pay to a non-United States person because of any tax, assessment or governmental charge withheld or deducted and, if so, any option of Puget to redeem the debt securities rather than paying these additional amounts;

  .  any additional events of default; and

  .  any other specific terms of the debt securities.

 Exchange and Transfer

  Debt securities may be presented for exchange. Registered debt securities may be presented for registration of transfer at the offices of the applicable trustee and, subject to the restrictions set forth in the debt security and in the applicable prospectus supplement, without service charge, but upon payment of any taxes or other governmental charges due in connection with the transfer, subject to any limitations contained in the applicable indenture.

 Payment

  Distributions on the debt securities in registered form will be made at the office or agency of the applicable trustee in its designated office. However, at the option of Puget, payment of any interest may be made by check or by wire transfer. Payment of any interest due on debt securities in registered form will be made to the persons in whose name the debt securities are registered at the close of business on the record date for such interest payments. Payments made in any other manner will be specified in the prospectus supplement.

 Governing Law

  Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of Washington unless the laws of another jurisdiction shall mandatorily apply. The rights, duties and obligations of the trustees under the indentures are governed by and construed in accordance with the laws of the State of Washington.

Senior Notes

 General

  The following summaries of some important provisions of the senior note indenture (including its supplements) are not complete and are subject to, and qualified in their entirety by, all of the provisions of the senior note indenture, which is an exhibit to the registration statement of which this prospectus forms a part. In addition, capitalized terms used in this section and not otherwise defined in this prospectus shall have the meaning given to them in the senior note indenture.

 Security; Release Date

  Until the release date (as described in the next paragraph), the senior notes will be secured by one or more series of Puget's first mortgage bonds from either or both of Puget's current first mortgage indentures issued and delivered by Puget to the senior note trustee. See "Description of First Mortgage Bonds." Upon the issuance of a series of senior notes prior to the release date, Puget will simultaneously issue and deliver to the senior note trustee, as security for all senior notes, a series of first mortgage bonds that will have the same stated maturity date and corresponding redemption provisions, and will be in the same total principal amount as the series of the senior notes being issued. Any series of first mortgage bonds securing senior notes may, but need not, bear interest. Any payment by Puget to the senior note trustee of principal of, interest and/or premium, if any, on a series of first mortgage bonds will be applied by the senior note trustee to satisfy Puget's obligations with respect to principal of, interest and/or premium, if any, on the corresponding senior notes.

  The "release date" will be the date that all first mortgage bonds of Puget issued and outstanding under its electric utility mortgage indenture with State Street Bank and Trust Company as mortgage trustee and its gas utility mortgage indenture with The Bank of New York Company, Inc. as mortgage trustee, other than first mortgage bonds securing senior notes, have been retired (at, before or after their maturity) through payment, redemption or otherwise. On the release date, the senior note trustee will deliver to Puget, for cancellation, all first mortgage bonds securing senior notes. Not later than 30 days thereafter, the senior note trustee will provide notice to all holders of senior notes of the occurrence of the release date. As a result, on the release date, the first mortgage bonds securing senior notes will cease to secure the senior notes. The senior notes will then become, at Puget's option, either:

  .  unsecured general obligations of Puget or

  . will be secured by substitute first mortgage bonds issued under a substitute mortgage indenture other than Puget's electric utility mortgage or gas utility mortgage.

  Each series of first mortgage bonds that secures senior notes will be secured by a lien on certain property owned by Puget. See "Description of First Mortgage Bonds--Priority and Security." Upon the payment or cancellation of any outstanding senior notes, the senior note trustee will surrender to Puget for cancellation an equal principal amount of the related series of first mortgage bonds. Puget will not permit, at any time prior to the release date, the total principal amount of first mortgage bonds securing senior notes held by the senior note trustee to be less than the total principal amount of senior notes outstanding. Following the release date, Puget will cause the mortgages to be discharged and will not issue any additional first mortgage bonds under its electric utility mortgage or gas utility mortgage. While Puget will be precluded after the release date from issuing additional first mortgage bonds, it will not be precluded under the senior note indenture or senior notes from issuing or assuming other secured debt, or incurring liens on its property, except to the extent indicated below under "--Certain Covenants of Puget-- Limitation on Liens."

 Events of Default

  The following constitute events of default under senior notes of any series:

    (1) failure to pay principal of and premium, if any, on any senior note of such series when due for five days;

    (2) failure to pay interest on any senior note of such series when due for 30 days;

    (3) failure to perform any other covenant or agreement of Puget in the senior notes of such series for 90 days after written notice to Puget by the senior note trustee or the holders of at least a majority in total principal amount of the outstanding senior notes;

    (4) prior to the release date, a default occurs under the gas utility mortgage and the gas utility mortgage trustee or the holders of at least a majority in principal amount of the outstanding senior notes give notice of the default to the senior note trustee;

    (5) prior to the release date, a default occurs under the electric utility mortgage and the electric utility mortgage trustee or the holders of at least a majority in total principal amount of the outstanding senior notes give notice of the default to the senior note trustee;

    (6) if any substituted mortgage bonds are outstanding, a default occurs under the substitute mortgage and the trustee under the substitute mortgage or the holders of at least a majority in total principal amount of the outstanding senior notes give notice of the default to the senior note trustee; and

    (7) events of bankruptcy, insolvency or reorganization of Puget specified in the senior note indenture.

  If an event of default occurs and is continuing, either the senior note trustee or the holders of a majority in total principal amount of the outstanding senior notes may declare the principal amount of all senior notes to be due and payable immediately.

  The senior note trustee generally will be under no obligation to exercise any of its rights or powers under the senior note indenture at the request or direction of any of the holders of senior notes of such series unless those holders have offered to the senior note trustee reasonable security or indemnity. Subject to the provisions for indemnity and certain other limitations contained in the senior note indenture, the holders of a majority in principal amount of the outstanding senior notes of such series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior note trustee, or of exercising any trust or power conferred on the senior note trustee. The holders of a majority in principal amount of the outstanding senior notes of such series generally will have the right to waive any past default or event of default (other than a payment default) on behalf of all holders of senior notes of such series.

  No holder of senior notes of a series may institute any action against Puget under the senior note indenture unless:

    (1) that holder gives to the senior note trustee advance written notice of default and its continuance;

    (2) the holders of not less than a majority in total principal amount of senior notes of such series then outstanding affected by that event of default request the senior note trustee to institute such action;

    (3) that holder has offered the senior note trustee reasonable indemnity;
  and

    (4) the senior note trustee shall not have instituted such action within 60 days of such request.

  Furthermore, no holder of senior notes will be entitled to institute any such action if and to the extent that that action would disturb or prejudice the rights of other holders of senior notes of such series.

  Within 90 days after the occurrence of a default with respect to the senior notes of a series, the senior note trustee must give the holders of the senior notes of such series notice of any such default known to the senior note trustee, unless cured or waived. The senior note trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so except in the case of default in the payment of principal of, and interest and/or premium, if any, on any senior notes of such series. Puget is required to deliver to the senior note trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, Puget is in compliance with the conditions and covenants under the senior note indenture.

 Modification

  Except as provided in the paragraph below, Puget and the senior note trustee cannot modify or amend the senior note indenture without the consent of the holders of a majority in principal amount of the outstanding affected senior notes. Puget and the senior note trustee cannot modify or amend the senior note indenture without the consent of the holder of each outstanding senior note of such series to:

    (1) change the maturity date of any senior note of such series;

    (2) reduce the rate (or change the method of calculation thereof) or extend the time of payment of interest on any senior note of such series;

    (3) reduce the principal amount of, or premium payable on, any senior note of such series;

    (4) change the coin or currency of any payment of principal of, and interest and/or premium on any senior note of such series;

    (5) change the date on which any senior note of such series may be redeemed or repaid at the option of its holder or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any senior note of such series;

    (6) impair the interest of the senior note trustee in the first mortgage bonds securing the senior notes of such series held by it or, prior to the release date, reduce the principal amount of any series of first mortgage bond securing the senior notes of such series to an amount less than the principal amount of the related series of senior notes or alter the payment provisions of such first mortgage bonds in a manner adverse to the holders of the senior notes; or

    (7) modify the senior notes of such series necessary to modify or amend the senior note indenture or to waive any past default to less than a majority.

  Puget and the senior note trustee can modify and amend the senior note indenture without the consent of the holders in certain cases, including:

    (1) to add to the covenants of Puget for the benefit of the holders or to surrender a right conferred on Puget in the senior note indenture;

    (2) to add further security for the senior notes of such series;

    (3) to supply omissions, cure ambiguities or correct defects which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or

    (4) to make any other changes that are not prejudicial to the holders of senior notes of such series.

 Defeasance and Discharge

  The senior note indenture provides that Puget will be discharged from any and all obligations in respect to the senior notes of such series and the senior note indenture (except for certain obligations such as obligations to register the transfer or exchange of senior notes, replace stolen, lost or mutilated senior notes and maintain paying agencies) if, among other things, Puget irrevocably deposits with the senior note trustee, in trust for the benefit of holders of senior notes of such series, money or certain United States government obligations, or any combination of money or government obligations, which through the payment of interest and principal on the deposits in accordance with their terms must provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the senior notes on the dates such payments are due in accordance with the terms of the senior note indenture and the senior notes of such series. Unless all of the senior notes of such series are to be due within 90 days of such deposit by redemption or otherwise, Puget must also deliver to the senior note trustee an opinion of counsel to the effect that the holders of the senior notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of that defeasance or discharge of the senior note indenture. Thereafter, the holders of senior notes must look only to the deposit for payment of the principal of, and interest and any premium on, the senior notes.

 Consolidation, Merger and Sale or Disposition of Assets

  Puget may consolidate with or merge into, or sell or otherwise dispose of its properties as or substantially as an entirety if:

    (1) the successor or transferee corporation is a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia,

    (2) the new corporation assumes the due and punctual payment of the principal of and premium and interest on all the senior notes and the performance of every covenant of the senior note indenture to be performed or observed by Puget,

    (3) if prior to the release date, the new corporation assumes Puget's obligations under its electric utility and gas utility mortgage with respect to first mortgage bonds securing senior notes, and

    (4) if after the release date and there are substitute first mortgage bonds outstanding, the new corporation assumes Puget's obligations under the substitute first mortgage with respect to substitute first mortgage bonds securing senior notes.

  The senior note indenture defines "all or substantially all" of the assets of Puget as being 50% or more of the total assets of Puget as shown on its balance sheet as of the end of the prior year. The senior note indenture specifically permits any sale, transfer or other disposition during a calendar year of less than 50% of total assets without the consent of the holders of the senior notes and without the assumption by the transferee of Puget's obligations on the senior notes and covenants contained in the senior note indenture.

 Certain Covenants of Puget

  Limitation on Liens

  Puget cannot issue any first mortgage bonds other than first mortgage bonds that secure senior notes. After the release date, Puget will be precluded from issuing additional first mortgage bonds under its electric utility mortgage and gas utility mortgage. Unless substitute first mortgage bonds are issued to secure senior notes, Puget may not issue, assume, guarantee or permit to exist after the release date any debt that is secured by any mortgage, security interest, pledge or lien (each a "lien") of or upon any real property or other depreciable asset used in Puget's electric and gas utility business, whether owned at the date of the senior note indenture or thereafter acquired, without in any such case effectively securing the senior notes (together with, if Puget shall so determine, any other indebtedness of Puget ranking equally with the senior notes) equally and ratably with such debt (but only so long as such debt is so secured). The foregoing restriction will not apply to:

    (1) liens on any property existing at the time of its acquisition (but excluding any extension of or addition to such property unless the terms of the mortgage as of the date of the acquisition of such property provide that such mortgage shall be secured by such extensions or additions);

    (2) liens to secure the payment of all or part of the purchase price of property or to secure any debt incurred prior to, at the time of or within 180 days after the acquisition of such property for the purpose of financing all or part of the purchase price of such property;

    (3) liens secured by property used in the generation of electricity;

    (4) liens existing as of the date of the senior note indenture;

    (5) certain permitted encumbrances similar to the permitted encumbrances under the electric utility mortgage;

    (6) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in clauses (1) through (5); provided, however, that the principal amount of debt secured thereby may not exceed the principal amount of debt (plus any premium or fee payable in connection with such extension, renewal or replacement) so secured at the time of such extension, renewal or replacement; and provided, further, that such lien must be limited to all or such part of the property which was subject to the mortgage so extended, renewed or replaced (plus improvements on such property);

    (7) liens in favor of the United States, any state of the United States, any other country or any political subdivision of any of the foregoing, to secure partial, progress, advance or other payments under any contract or statute; or

    (8) liens securing industrial development, pollution control or similar revenue bonds.

  Notwithstanding the foregoing restriction, Puget may create, assume or incur any lien not excepted above without equally and ratably securing the senior notes if the aggregate amount of all debt then outstanding and secured by such lien or any other lien not excepted above, together with all net sale proceeds from sale-leaseback transactions which are not described in clause (1) or (2) under "--Limitations on Sale-Leaseback Transactions" below, does not exceed 15% of Puget's total consolidated capitalization as shown on its latest audited consolidated balance sheet.

 Limitation on Sale and Lease-Back Transactions

  Unless substituted first mortgage bonds are issued to secure the senior notes, after the release date Puget may not sell or transfer any real property interest or other depreciable asset and take back a lease of such property unless:

    (1) the sale and leaseback transaction occurs within 180 days after the later of the date of acquisition of such property or the date of the completion of construction or commencement of full operations on such property, or

    (2) within 120 days after the sale and leaseback transaction, Puget applies or causes to be applied to the retirement of debt of Puget (other than debt which is subordinate in right of payment to senior notes) an amount not less than the net proceeds of the sale of such property.

  Notwithstanding the foregoing restriction, Puget may effect any sale and leaseback transaction not excepted above if the net sale proceeds from the sale and leaseback transaction, together with the net sale proceeds from all other sale and leaseback transactions not excepted above and all debt then outstanding and secured by mortgages not described in any of clauses (1) through (8) under "--Limitations on Liens," does not exceed 15% of Puget's total consolidated capitalization as shown on its latest audited consolidated balance sheet. Puget may also effect any sale and leaseback transaction involving a lease for a period, including renewals, of not more than 36 months.

 Voting of First Mortgage Bonds Held by Senior Note Trustee

  The senior note trustee, as the holder of first mortgage bonds securing senior notes, will attend any meeting of bondholders under Puget's electric utility mortgage and gas utility mortgage, or, at its option, will deliver its proxy in connection therewith as it relates to matters with respect to which it is entitled to vote or consent. The senior note trustee will vote all of the electric utility bonds or gas utility bonds held by it, or will consent with respect thereto, as directed by holders of a majority in total principal amount of the outstanding senior notes; provided, however, that the senior note trustee is not required to vote the electric utility or gas utility bonds of any particular issue in favor of, or give consent to, any action except upon notification by the senior note trustee to the holders of the related issue of senior notes of such proposal and consent thereto of the holders of a majority in principal amount of the outstanding senior notes of such issue.

 Concerning the Senior Note Trustee

  State Street Bank and Trust Company is both the senior note trustee under the senior note indenture and the mortgage trustee under the electric utility mortgage indenture, which is described below. Puget and its affiliates do not currently maintain any other banking relationships with State Street Bank and Trust Company in the ordinary course of business, but Puget may choose to do so in the future.

  The senior note trustee may resign at any time by giving written notice to Puget specifying the day on which the resignation is to take effect. The resignation will take effect immediately upon the later of the appointment of a successor senior note trustee and the day specified by the senior note trustee.

  The senior note trustee may be removed at any time by a written instrument filed with the senior note trustee and signed by the holders of at least a majority in total principal amount of outstanding senior notes. In addition, if no event of default has occurred and is continuing, Puget may remove the senior note trustee upon notice to the holder of each senior note outstanding and the senior note trustee, and appointment of a successor senior note trustee.

Description of the First Mortgage Bonds

 General

  The first mortgage bonds securing the senior notes are to be issued under Puget's electric utility mortgage indenture or its gas utility mortgage indenture, each as amended and supplemented by various supplemental indentures. State Street Bank and Trust Company will act as the electric utility mortgage trustee and The Bank of New York Company, Inc. will act as the gas utility mortgage trustee.

  The statements herein concerning these mortgage indentures are outlines and are not complete and are subject to, and qualified in their entirety by, all of the provisions of the electric utility and gas utility mortgage indentures, which are exhibits to the registration statement of which this prospectus forms a part. They make use of defined terms and are qualified in their entirety by express reference to the mortgage indentures, copies of which are available upon request to the senior note trustee.

  First mortgage bonds securing senior notes will be issued as security for Puget's obligations under the senior note indenture and will be immediately delivered to and registered in the name of the senior note trustee. The first mortgage bonds securing senior notes will be issued as security for senior notes of a series and will secure the senior notes of that series until the release date. The senior note indenture provides that the senior note trustee shall not transfer any first mortgage bonds securing senior notes except to a successor trustee, to Puget (as provided in the senior note indenture) or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of Puget.

  First mortgage bonds securing senior notes will correspond to the senior notes of its related series in respect of principal amount, interest rate, maturity date and redemption provisions. Upon payment of the principal or premium, if any, or interest on senior notes of a series, the related first mortgage bonds in a principal amount equal to the principal amount of such senior notes will, to the extent of such payment of principal, premium or interest, be deemed fully paid and the obligation of Puget to make such payment shall be discharged.

The Electric Utility Mortgage Bonds

 Priority and Security

  The electric utility mortgage bonds securing senior notes of any series will rank equally as to security with bonds of other series now outstanding or issued later under the electric utility mortgage. This security is a direct first lien on Puget's electric utility property and its electric franchises and permits (other than certain property expressly excluded from the lien (such as cash, securities, notes, accounts receivable and similar instruments; conditional sales, appliance rental or lease agreements; materials and supplies; merchandise held for the purpose of sale, lease or distribution; fuel (including fissionable material) and personal property consumable in operations; oil, gas and other minerals and timber under or upon lands of Puget; office furniture and equipment, automobiles and similar transportation equipment; nonutility property and certain property of a successor corporation in a merger or consolidation. This lien is subject to excepted encumbrances (and certain other limitations) as defined and described in the electric utility mortgage indenture. It is also subject to the lien of the gas utility mortgage with respect to Puget's gas utility property that was acquired in connection with the merger with Washington Energy Company on February 10, 1997. The electric utility mortgage indenture permits the acquisition of property subject to prior liens.

 Dividend Restriction

  So long as any of the electric utility mortgage bonds are outstanding, Puget shall not do either of the following, except out of net income available for dividends on its common stock, accumulated after December 31, 1957, plus the sum of $7,500,000:

  . declare or pay any dividends (other than dividends payable in Puget's common stock) or make any other distribution on any shares of its common stock, or

  . purchase, redeem or otherwise retire for consideration any shares of stock.

 Issuance of Electric Utility Mortgage Bonds and Withdrawal of Cash Deposited Against Such Issuance

  The principal amount of electric utility mortgage bonds that Puget may issue under the electric utility mortgage is not limited, provided that the issuance tests in the electric utility mortgage are satisfied. Electric utility mortgage bonds may be issued from time to time against one or more of the following:

  .  60% of unfunded net property additions;

  .  deposit of cash with the electric utility mortgage trustee; and

  .  100% of unfunded electric utility mortgage bond credits.

  The issuance of electric utility mortgage bonds against unfunded net additions, with certain exceptions, is subject to net earnings available for interest being at least two times the annual interest requirement on all electric utility mortgage bonds and prior lien debt to be outstanding. Cash deposited is withdrawable against 60% of unfunded net additions and 100% of unfunded electric utility mortgage bond credits.

 Depreciation Fund

  Puget will pay cash or deliver electric utility mortgage bonds of any series to the electric utility mortgage trustee by May 31 of each year in an amount equal to the minimum provision for depreciation for the preceding year (i.e., an amount by which 15% of gross utility operating revenues of Puget, after deducting cost of electricity purchased and rental and lease payments, exceeds maintenance, repairs and renewals). Cash held in the depreciation fund may be applied to the retirement of the electric utility mortgage bonds of certain of the Secured Medium-Term Notes, Series A, certain of the Secured Medium-Term Notes, Series B, certain of the Secured Medium-Term Notes, Series C, the 7.05% Series due 2021, the 7.25% Series due 2021 and the 6.80% Series due 2022 (the last three series were issued as collateral for City of Forsyth, Rosebud County, Montana, Pollution Control Revenue Refunding Bonds) at a price not exceeding the applicable regular redemption price thereof, or other electric utility mortgage bonds at a price not exceeding the applicable special redemption price thereof. In lieu of paying cash or delivering electric utility mortgage bonds, Puget will have the option of satisfying this obligation through the use of unfunded property additions or unfunded electric utility mortgage bond credits, or both. Cash and electric utility mortgage bonds held in such fund may also be withdrawn by using either of the aforesaid credits.

 Modification of Mortgage

  The rights of the bondholders under the electric utility mortgage may be modified by Puget with the consent of the holders of 66 2/3% in total principal amount of the electric utility bonds, and of not less than

66 2/3% of the principal amount of each series affected. In general, however, no modification of the terms of payment of principal or interest and no modification affecting the lien or reducing the percentage required for modification is effective against any bondholder without the bondholder's consent.

  Puget anticipates that its fuel costs may increase in the future, causing an increase in revenue that may escalate the minimum provision for depreciation out of proportion with Puget's reasonable maintenance and replacement needs. If such an event occurs, Puget would propose to modify the electric utility mortgage by reducing the amount of operating revenues used in determining the minimum provision for depreciation by the amount of fuel costs. Thus, each supplemental indenture for a new series of electric utility mortgage bonds will provide that each holder consents to this anticipated modification. When Puget obtains consents from the holders of 66 2/3% of each series of electric utility mortgage bonds then outstanding, the modification will become effective.

 Concerning the Mortgage Trustee

  The State Street Bank and Trust Company is the mortgage trustee under the electric utility mortgage indenture. Puget and its affiliates do not currently maintain any other banking relationships with State Street Bank and Trust Company in the ordinary course of business, but Puget may choose to do so in the future.

  The holders of a majority in total principal amount of the electric utility mortgage bonds have the right to require the electric utility mortgage trustee to enforce the electric utility mortgage, but the electric utility mortgage trustee is entitled to receive reasonable indemnity and is not required to act under certain circumstances.

 Defaults

  The electric utility mortgage defines the following as "defaults":

  .  failure to pay principal and premium when due;

  .  failure to pay interest for 30 days after becoming due;

  . failure to pay any installment of any sinking or other purchase fund for 60 days;

  . an unstayed continuance for 90 days after an entry of an order for reorganization or an appointment of a trustee;

  .  certain events in bankruptcy, insolvency or reorganization;

  . an unsatisfied continuance for 90 days after entry of a judgment in excess of $100,000; and

  . failure for 90 days after notice to observe other covenants or conditions.

  The electric utility mortgage indenture does not contain a provision requiring any periodic evidence to be furnished as to the absence of default or as to compliance with the terms thereof.

Gas Utility Mortgage Bonds

 Priority and Security

  The gas utility mortgage bonds securing senior notes of any series will rank equally as to security with gas utility mortgage bonds of other series now outstanding or issued later under the gas utility mortgage indenture. This security is a direct first lien on all of Puget's gas utility property, on its gas utility franchises and permits and on its gas purchase contracts (other than certain property expressly excluded from the lien (such as cash, securities, notes, accounts receivable and similar instruments; conditional sales, appliance rental or lease agreements; material and supplies; merchandise held for the purpose of sale, lease or distribution; gas or liquid hydrocarbons in pipe lines and in storage; fuel and personal property consumable in operations; oil, gas and other minerals and timber under or upon lands of Puget; office furniture and equipment, automobiles and similar transportation equipment; nonutility property and certain property of a successor corporation in a merger or consolidation)). All property owned by Puget immediately prior to its merger with Washington Energy Company on February 10, 1997 is excepted from the lien of the gas utility mortgage . All property acquired by Puget after the merger is also excepted from the lien, unless the property improves or replaces the gas utility property owned by Washington Energy Company at the time of the merger. This lien is subject to excepted encumbrances (and certain other limitations) as defined and described in the gas utility mortgage indenture. The mortgage indenture permits the acquisition of property subject to prior liens, but this property will not be considered as additional property under the gas utility mortgage until the prior lien is paid.

 Dividend Restriction

  If the aggregate amount of all the dividends, distributions and expenditures listed below made since September 30, 1994 would exceed the aggregate amount of the net income of Puget accumulated after September 30, 1994 plus the sum of $20,000,000, Puget shall not do any of the following so long as any of Puget's Secured Medium Term Notes, Series C, issued under the gas utility mortgage, are outstanding:

  . declare or pay any dividends (other than dividends payable in Puget's common stock) or make any other distribution on any shares of its common stock, or

  . purchase, redeem or otherwise retire for consideration any shares of stock (other than in exchange for, or from the net cash proceeds of, other new shares of capital stock of Puget and other than any shares of any class of stock ranking as to dividends or assets prior to Puget's common stock required to be purchased, redeemed or otherwise retired for any sinking fund or purchase fund for such class of stock).

 Renewal Fund

  Puget will pay cash and/or deliver gas utility mortgage bonds (taken at the principal amount thereof) to the gas utility mortgage trustee for deposit into a renewal fund on or before May 1 of each year in an amount equal to the greater of:

    (a) the aggregate amount of the minimum provision for depreciation (i.e., an amount computed at the rate of 2% per annum, or such other rate as may be permitted or required by the Washington Utilities and Transportation Commission, of the book value of depreciable gas utility property subject to the lien of the gas utility mortgage and not to prior liens) from March 1, 1957 to the end of the next preceding calendar year; or

    (b) the aggregate amount of retirements for the same period;

in excess of the greater of:

    (A) the aggregate amounts for the minimum provision for depreciation or retirements, whichever is greater, shown in the next preceding renewal fund certificate filed with the gas utility mortgage trustee pursuant to the requirements of Section 4.04 of the gas utility mortgage; or

    (B) the aggregate amounts for the minimum provision for depreciation or retirements, whichever is greater, shown in the latest certificate of available net additions delivered to the gas utility mortgage trustee pursuant to Section 2.01 of the gas utility mortgage;

less the aggregate amount of gas utility mortgage bonds retired by sinking fund operations, not theretofore used as a credit on account of the renewal fund in previous renewal fund certificates. The renewal fund obligation may be satisfied in whole or in part by credits consisting of unfunded property additions and/or unfunded gas utility mortgage bonds credits.

  Any cash deposited in the renewal fund, if and to the extent that Puget at the time does not have property additions available for use as a credit to satisfy such renewal fund obligation, may, upon the written order of

Puget, be applied by the gas utility mortgage trustee to the redemption of certain gas utility mortgage bonds or, if not so applied pursuant to the provisions of the gas utility mortgage, to the retirement of gas utility mortgage bonds.

 Issuance of Gas Bonds and Withdrawal of Cash Deposited Against Such Issuance

  The principal amount of gas utility mortgage bonds issuable under the gas utility mortgage is not limited, provided that the issuance tests in the gas utility mortgage are satisfied. Gas utility mortgage bonds may be issued from time to time against one or more of the following:

  .  60% of unfunded net property additions;

  .  deposit of cash with the gas utility mortgage trustee; and

  .  100% of unfunded gas utility mortgage bond credits.

  With certain exceptions, the issuance of gas utility mortgage bonds is subject to net earnings available for interest being at least:

    (1) two times the annual interest requirements on all Gas Bonds and prior lien debt to be outstanding; and

    (2) 1.75 times the annual interest charges on all indebtedness of Puget to be outstanding immediately after such issuance.

  Cash deposited is withdrawable against 60% of unfunded net property additions in the case of moneys on deposit with the gas utility mortgage trustee for the purpose described above, 100% of the amount of unfunded net additions in the case of any other trust moneys and 100% of unfunded gas utility mortgage bond credits.

 Modification of Mortgage

  The rights of the bondholders under the gas utility mortgage may be modified by Puget with the consent of the holders of 66 2/3% in total principal amount of the gas utility mortgage bonds and of not less than 66 2/3% of the principal amount of each series affected. In general, however, no modification of the terms of payment of principal or interest and no modification affecting the lien or reducing the percentage required for modification is effective against any bondholder without the bondholder's consent.

 Concerning the Mortgage Trustee

  The Bank of New York Company, Inc. is the gas utility mortgage trustee under the mortgage indenture. The Bank of New York Company, Inc. is one of the lenders under Puget's revolving credit facility.

  The holders of a majority in total principal amount of the electric utility mortgage bonds have the right to require the gas utility mortgage trustee to enforce the gas utility mortgage, but the electric utility mortgage trustee is entitled to receive reasonable indemnity and is not required to act under certain circumstances.

 Defaults

  The gas utility mortgage defines the following as "defaults":

  .  failure to pay principal and premium when due;

  .  failure to pay interest for ten days after becoming due;

  . failure to pay any installment of any sinking or other purchase fund for 30 days after becoming due;

  .  certain events in bankruptcy, insolvency or reorganization;

  . failure to pay money due under any indebtedness other than gas utility mortgage bonds in an amount of $500,000 or more or the failure to perform any other agreement evidencing the indebtedness if Puget's failure causes any payments to become due prior to the due date;

  . an unsatisfied continuance for 90 days after entry of a judgment in excess of $100,000;

  . an unstayed continuance for 60 days after an entry of an order for reorganization or an appointment of a trustee; and

  . failure for 30 days after notice to observe other covenants and conditions after notice.

  The gas utility mortgage indenture does not contain a provision requiring any periodic evidence to be furnished as to the absence of default or as to compliance with the terms thereof.

Subordinated Debentures

  The subordinated debentures will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all "senior indebtedness" (as defined below) of Puget.

  If Puget defaults in the payment of any distributions on any senior indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Puget cannot make a payment on account of or redeem or otherwise acquire the subordinated debentures. The subordinated debt indenture provisions described in this paragraph, however, do not prevent Puget from making sinking fund payments in subordinated debentures acquired prior to the maturity of senior indebtedness or, in the case of default, prior to such default and notice thereof. If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Puget, its creditors or its property, then all senior indebtedness must be paid in full before any payment may be made to any holders of subordinated debentures. Holders of subordinated debentures must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described above, directly to the holders of senior indebtedness until all senior indebtedness is paid in full.

  "Senior indebtedness" means distributions on the following, whether outstanding on the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:

  . indebtedness of Puget for money borrowed by Puget or evidenced by debentures (other than the subordinated debentures), notes, bankers' acceptances or other corporate debt securities or similar instruments issued by Puget;

  .  capital lease obligations of Puget;

  . obligations of Puget incurred for deferring the purchase price of property, with respect to conditional sales, and under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  .  obligations of Puget with respect to letters of credit;

  . all indebtedness of others of the type referred to in the four preceding clauses assumed by or guaranteed in any manner by Puget or in effect guaranteed by Puget; or

  . renewals, extensions or refundings of any of the indebtedness referred to in the preceding five clauses unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the subordinated debt securities.

  The subordinated debt indenture does not limit the total amount of senior indebtedness that may be issued. As of June 30, 2000, senior indebtedness of Puget totaled approximately $1,939,860,000.

 Certain Covenants

  If trust debt securities are issued to the trust or the trustee of the trust in connection with the issuance of trust preferred securities of the trust, Puget will covenant that it will not:

    (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Puget's capital stock; or

    (2) make any payment of principal, interest or premium, if any, on, or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Puget that rank equal with or junior to, that trust debt security (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Puget where the payment is made by way of securities (including capital stock) that rank equal with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, and (b) payments under Puget's guarantees of trust securities);

  if at such time (A) there shall have occurred any event of which Puget has actual knowledge that (i) with the giving of notice or the lapse of time, or both, would constitute an event of default under the indentures and (ii) in respect of which Puget shall not have taken reasonable steps to cure,
  (B) Puget shall be in default with respect to its payment of any obligations under the guarantees or (C) Puget will have given notice of its selection of an extension period as provided in the indentures with respect to the trust debt securities and will not have rescinded such notice, or such extension period, or any extension thereof, shall be continuing.

  Puget also covenants:

    (1) to maintain directly or indirectly 100% ownership of the trust common securities, provided that certain successors that are permitted pursuant to the indentures may succeed to Puget's ownership of the common securities;

    (2) not to voluntarily dissolve, wind-up or liquidate the trust, except:

      (a) in connection with a distribution of the debt securities to the holders of the trust preferred securities in liquidation of such trust, or

      (b) in connection with certain mergers, consolidations or amalgamations permitted by the amended and restated trust agreement; and

    (3) to use its reasonable efforts, consistent with the terms and provisions of the amended and restated trust agreement, to cause such trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

 Events of Default

  The subordinated debt indenture provides that events of default regarding any series of subordinated debentures include:

  . failure to pay required interest on any subordinated debentures of such series for 30 days;

  . failure to pay principal other than a scheduled installment payment or premium, if any, on any subordinated note of such series when due;

  . failure to make any required scheduled installment payment on subordinated notes of such series;

  . failure to perform for 60 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of subordinated debentures other than such series;

  .  certain events of bankruptcy or insolvency, whether voluntary or not;
     and

  . such trust is voluntarily or involuntarily dissolved, wound-up or terminated, except in connection with the distribution of subordinated debentures to the holders of the common securities and the trust preferred securities in liquidation of the trust, the redemption of all outstanding trust securities of the trust and certain mergers, consolidation or amalgamations permitted by the declaration of that trust.

  If an event of default regarding subordinated debentures of any series issued should occur and be continuing, either the subordinated debenture trustee or the holders of 25% in the principal amount of outstanding subordinated debentures of such series may declare each subordinated debenture of that series due and payable.

  Holders of a majority in principal amount of the outstanding subordinated debentures of any series will be entitled to control certain actions of the subordinated debenture trustee and to waive past defaults regarding such series. The trustee generally will not be requested, ordered or directed by any of the holders of subordinated debentures, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity.

  Before any holder of any series of subordinated debentures may institute action for any remedy, except payment on such holder's subordinated debentures when due, the holders of not less than 25% in principal amount of the subordinated debentures of that series outstanding must request the subordinated note trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.

  Puget is required to annually furnish the subordinated debenture trustee a statement as to Puget's compliance with all conditions and covenants under the subordinated debt indenture. The subordinated debenture trustee is required, within 90 days after the occurrence of a default with respect to a series of subordinated debentures, to give notice of all defaults affecting such series of subordinated debentures to each holder of such series of debentures. However, the subordinated debt indenture provides that the subordinated debenture trustee may withhold notice to the holders of the subordinated debentures of any series of any default affecting such series, except payment on holders' subordinated debentures when due, if it considers withholding notice to be in the interests of the holders of the subordinated debentures of such series.

 Consolidation, Merger or Sale of Assets

  The subordinated debt indenture provides that Puget may consolidate with or merge into, or sell, lease or convey its property as an entirety or substantially as an entirety to, any other corporation if the successor corporation assumes the obligations of Puget under the subordinated debentures and the subordinated debt indenture and is organized and existing under the laws of the United States of America, any U.S. state or the District of Columbia.

 Modification of the Indenture

  The subordinated debt indenture permits Puget and the subordinated debenture trustee to enter into supplemental indentures without the consent of the holders of the subordinated debentures to:

  . establish the form and terms of any series of securities under the subordinated debt indenture;

  .  secure the subordinated debentures with property or assets;

  . add covenants of Puget for the benefit of the holders of the subordinated debentures;

  . cure any ambiguity or correct or supplement any provision in the indenture or any supplement to the indenture, provided that no such action adversely affects the interests of the holders of the subordinated debentures; and

  .  evidence and provide for the acceptance of a successor trustee.

  The subordinated debt indenture also permits Puget and the subordinated debenture trustee, with the consent of the holders of at least a majority in total principal amount of the subordinated debentures of all series then outstanding and affected (voting as one class), to change in any manner the provisions of the subordinated debt indenture or modify in any manner the rights of the holders of the subordinated debentures of each such affected series. Puget and the relevant trustee may not, without the consent of the holder of each subordinated debenture affected, enter into any supplemental indenture to:

  .  change the time of payment of the principal;

  .  reduce the principal amount of such subordinated debentures;

  . reduce the rate or change the time of payment of interest on such subordinated debentures; or

  . impair the right to institute suit for the enforcement of any payment on any subordinated debentures when due.

  In addition, no such modification may reduce the percentage in principal amount of the subordinated debentures of the affected series, the consent of whose holders is required for any such modification or for any waiver provided for in the subordinated debt indenture.

  Prior to the acceleration of the maturity of any subordinated debentures, the holders, voting as one class, of a majority in total principal amount of the subordinated debentures with respect to which a default or event of default has occurred and is continuing, may, on behalf of the holders of all such affected subordinated debentures, waive any past default or event of default and its consequences, except a default or an event of default in respect of a covenant or provision of the applicable indenture or of any subordinated debenture that cannot be modified or amended without the consent of the holder of each subordinated debenture affected.

 Defeasance, Covenant Defeasance and Discharge

  The subordinated debt indenture provides that, at the option of Puget, Puget will be discharged from all obligations in respect of the subordinated debentures of a particular series then outstanding (except for certain obligations to register the transfer of or exchange the subordinated debentures of such series, to replace stolen, lost or mutilated subordinated debentures of such series, to maintain paying agencies and to maintain the trust described below) if Puget in each case irrevocably deposits in trust with the relevant trustee money, and/or securities backed by the full faith and credit of the United States which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal and interest on the subordinated debentures of such series on the stated maturities of such subordinated debentures in accordance with the terms thereof.

  To exercise this option, Puget is required to deliver to the relevant trustee an opinion of independent counsel to the effect that the exercise of such option would not cause the holders of the subordinated debentures of such series to recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and such holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Trust Preferred Securities

 General

  The trust may issue, on one or more occasion, trust preferred securities having terms described in the prospectus supplement relating thereto. The amended and restated trust agreement of the trust will authorize the establishment of no more than one series of trust preferred securities, having such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such rights or restrictions as shall be set forth therein or otherwise established by the trustees pursuant thereto.

You should read the prospectus supplement relating to the trust preferred securities for specific terms, including:

  . the distinctive designation and the number of trust preferred securities to be offered, which will represent undivided beneficial interests in the assets of the trust;

  . the annual distribution rate and the dates or date upon which such distributions will be paid, provided, however, distributions on the trust preferred securities will be paid quarterly in arrears to holders of trust preferred securities as of a record date on which the trust preferred securities are outstanding;

  . whether distributions on trust preferred securities would be deferred during any deferral of interest payments on the debt securities, provided, however, that no such deferral, including extensions, if any, may exceed 20 consecutive quarters nor extend beyond the stated maturity date of the trust debt securities, and at the end of any such deferrals, Puget will make all interest payments then accrued or deferred and unpaid (including any compounded interest);

  .  the amount of any liquidation preference;

  . the obligation, if any, of the trust to redeem trust preferred securities as a result of the exercise by Puget of an option on the corresponding debt securities and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities will be purchased or redeemed, in whole or in part, under such obligation;

  . the period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of any adjustments, upon which the trust preferred securities shall be convertible or exchangeable at the option of the holder of the trust preferred securities of other property or cash;

  . the voting rights, if any, of the trust preferred securities in addition to those required by law and in the amended and restated trust agreement, or set forth under a Puget's guarantee (as defined below);

  . the additional payments, if any, that the trust will pay as a distribution as necessary so that the net amounts received by the trust and distributable to the holders of the trust preferred securities, after all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) have been paid will not be less than the amount that would have been received and distributed by the trust, and the amount the holders of the trust preferred securities would have received, had no such taxes, duties, assessments or governmental charges been imposed;

  . the terms and conditions, if any, upon which the trust debt securities may be distributed to holders of trust preferred securities; and

  . any other relative rights, powers, preferences, privileges, limitations or restrictions of the trust preferred securities not inconsistent with the amended and restated trust agreement or applicable law.

  All trust preferred securities offered hereby will be irrevocably guaranteed by Puget, on a subordinated basis and to the extent set forth below under "The Guarantee." Any applicable federal income tax considerations applicable to any offering of the trust preferred securities will be described in the prospectus supplement relating thereto. The total number of trust preferred securities that the trust shall have authority to issue will be determined pursuant to the terms of the amended and restated trust agreement.

 Effect of Obligations Under the Debt Securities and the Guarantees

  As will be set forth in the amended and restated trust agreement, the sole purpose of the trust is to issue the common securities and the trust preferred securities evidencing undivided beneficial interests in the assets of the trust, and to invest the proceeds from such issuance and sale to acquire directly the debt securities from Puget.

  As long as payments of interest and other payments are made when due on the debt securities, such payments will be sufficient to cover distributions and payments due on the common securities and the trust preferred securities because of the following factors:

  . the total principal amount of debt securities will be equal to the sums of the total stated liquidation amount of the common securities and the trust preferred securities;

  . the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the common securities and the trust preferred securities;

  . Puget will pay all, and the trust shall not be obligated to pay, directly or indirectly, its costs, expenses, debt and obligations (other than with respect to the common securities and the trust preferred securities); and

  . the amended and restated trust agreement will further provide that the Puget trustees will not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the trust.

  Payments of distributions (to the extent funds for distributions are available) and other payments due on the trust preferred securities (to the extent funds for other payments are available) are guaranteed by Puget as and to the extent discussed under "The Guarantee" below. If Puget does not make interest payments on the debt securities purchased by the trust, it is expected that the trust will not have sufficient funds to pay distributions on the trust preferred securities. The Puget guarantee, which is for purpose of ensuring that the trust performs its obligations to pay distributions on the trust preferred securities, does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of distributions and other payments on the trust preferred securities. The trust will have sufficient funds only if and to the extent that Puget has made a payment of interest or principal on the debt securities held by the trust as its sole asset. The Puget guarantee, when taken together with Puget's obligations under the debt securities and the related indenture and its obligations under the amended and restated trust agreement, including its obligations to pay costs, expenses, debts and liabilities of the trust (other than with respect to the common securities and the trust preferred securities), provides a full and unconditional guarantee of amounts on the trust preferred securities.

  If Puget fails to make interest or other payments on the debt securities when due (taking account of any extension period), the amended and restated trust agreement will provide a mechanism whereby the holders of the trust preferred securities may direct a property trustee to enforce its rights under the debt securities. If a property trustee fails to enforce its rights under the debt securities, a holder of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against Puget to enforce a property trustee's rights under the debt securities without first instituting any legal proceeding against a property trustee or any other person or entity. Notwithstanding the foregoing, if an event of default has occurred and is continuing under the amended and restated trust agreement, and such event is attributable to the failure of Puget to pay interest or principal on the debt securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of trust preferred securities may institute legal proceedings directly against Puget to obtain payment. If Puget fails to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of the trust preferred securities may direct the guarantee trustee to enforce its rights thereunder. Any holder of trust preferred securities may institute a legal proceeding directly against Puget to enforce the guarantee trustee's rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

The Guarantee

  Set forth below is a summary of information concerning the guarantee that will be executed and delivered by Puget for the benefit of the holders, from time to time, of the trust preferred securities. The guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. Bank One Trust Company, N.A will act as indenture trustee under the guarantee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939. This summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the guarantee, which is filed as an exhibit to the Registration Statement of which this prospectus forms a part.

 General

  Puget will irrevocably agree to pay in full, on a subordinated basis to the extent set forth herein, the guarantee payments (as described below) to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the trust, will be subject to a guarantee by Puget of:

    (1) any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand available therefor at such time;

    (2) the redemption price with respect to any trust preferred securities called for redemption to the extent that the trust has funds on hand available therefor at such time; or

    (3) upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (unless the debt securities are distributed to holders of the trust preferred securities), the lesser of (a) the liquidation distribution, to the extent that the trust has funds on hand available for distribution at such time, and (b) the amount of assets of the trust remaining available for distribution to holders of trust preferred securities.

  Puget's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Puget to the holders of the trust preferred securities or by causing the trust to pay such amount to such holders.

  The Puget guarantee will be an irrevocable guarantee on a subordinated basis of the trust's obligations under the trust preferred securities, but will apply only to the extent that the trust has funds sufficient to make such payments, and is not a guarantee of collection. If Puget does not make interest payments on the debt securities held by the trust, the trust will not be able to pay distributions on the trust preferred securities and will not have funds legally available therefor.

  Puget has, through the guarantee, the amended and restated trust agreement, the subordinated debentures and the indentures, taken together, fully, irrevocably and unconditionally guaranteed all of the trust's obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

  Puget has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trust with respect to the common securities to the same extent as the guarantee of the preferred securities, except that upon the occurrence and during the continuation of an amended and restated trust agreement event of default, holders of trust preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

 Certain Covenants of Puget

  Puget also will covenant that it will not:

    (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Puget's capital stock; or

    (2) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Puget that rank equal with or junior to the trust debt securities (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Puget where the payment is made by way of securities (including capital stock) that rank equal with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) payments under the Puget guarantee of the trust securities, (c) as a result of a reclassification of Puget's capital stock or the exchange or conversion of one series or class of Puget's capital stock for another series or class of Puget's capital stock and (d) the purchase of fractional interests in shares of Puget's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged);

  if at such time (A) there shall have occurred any event of which Puget has actual knowledge that (i) with the giving of notice or the lapse of time, or both, would constitute a event of default under the indenture and (ii) in respect of which Puget shall not have taken reasonable steps to cure,
  (B) Puget shall be in default with respect to its payment of any obligations under the guarantee; or (C) Puget shall have given notice of its selection of an extension period as provided in the indenture with respect to the debt securities and shall not have rescinded such notice, or such extension period, or any extension thereof, shall be continuing.

  Puget also will covenant to:

    (1) maintain directly or indirectly 100% ownership of the trust common securities, provided that certain successors that are permitted pursuant to the indenture may succeed to Puget's ownership of the common securities,

    (2) not voluntarily dissolve, wind up or liquidate the trust, except:

      . in connection with a distribution of the debt securities to the holders of the trust preferred securities in liquidation of the trust, or

      . in connection with certain mergers, consolidations or amalgamations permitted by the amended and restated trust agreement, and

    (3) use its reasonable efforts, consistent with the terms and provisions of the applicable amended and restated trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

 Amendments and Assignment

  Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities (in which case no vote will be required), the Puget guarantee of the trust preferred securities may not be amended without the prior approval of the holders of not less than a majority in total liquidation amount of such outstanding trust preferred securities. All guarantees and agreements contained in the guarantee shall bind the successors, assigns, receivers, trustees and representatives of Puget and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

 Termination of the Guarantee

  Puget's guarantee of the trust preferred securities will terminate and be of no further force and effect upon full payment of the redemption price of the trust preferred securities, upon full payment of the amounts payable upon liquidation of the trust or upon distribution of the debt securities to the holders of the trust preferred securities in exchange for all of the trust preferred securities. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under such trust preferred securities or the guarantee.

 Events of Default

  An event of default under Puget's guarantee of the trust preferred securities will occur upon the failure of Puget to perform any of its payment or other obligations thereunder. The holders of a majority in total liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

  If the guarantee trustee fails to enforce Puget's guarantee of the trust preferred securities, any holder of the trust preferred securities may institute a legal proceeding directly against Puget to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. In addition, any record holder of trust preferred securities shall have the right, which is absolute and unconditional, to proceed directly against Puget to obtain guarantee payments, without first waiting to determine if the guarantee trustee has enforced the guarantee or instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. Puget has waived any right or remedy to require that any action be brought just against the trust, or any other person or entity before proceeding directly against Puget.

 Status of the Guarantee

  The Puget guarantee of the trust preferred securities will constitute an unsecured obligation of Puget and will rank:

    (1) equal to or subordinate and junior in right of payment to all other liabilities of Puget, as applicable,

    (2) equal with the most senior preferred stock now or hereafter issued by Puget and with any guarantee now or hereafter entered into by Puget in respect of any preferred or preference stock of any affiliate of Puget, and

    (3) senior to Puget's common stock.

  Puget's guarantee of the trust preferred securities will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The guarantee will be held for the benefit of the holders of the trust preferred securities. The guarantee will not be discharged except by payment of the guaranteed payments in full to the extent not paid by the trust or upon distribution of the debt securities to the holders of the trust preferred securities. The guarantee does not place a limitation on the amount of additional indebtedness that may be incurred by Puget.

                              PLAN OF DISTRIBUTION

  Puget and/or the trust may sell the offered securities (1) through the solicitation of proposals of underwriters or dealers to purchase the offered securities; (2) through underwriters or dealers on a negotiated basis; (3) through agents; or (4) directly to a limited number of purchasers or to a single purchaser.

  The prospectus supplement with respect to any offered securities will set forth the terms of such offering, including:

  .  the name or names of any underwriters, dealers or agents;

  . the purchase price of the offered securities and the proceeds to Puget and/or the trust from their sale;

  . any underwriting discounts and commissions and other items constituting underwriters' compensation;

  . any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  .  any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are used in the sale, they will acquire the offered securities for their own account and may resell them on one or more occasions in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

  If dealers are utilized in the sale of offered securities, Puget and/or the trust will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

  The offered securities may be sold directly by Puget and/or the trust or through agents designated by Puget and/or the trust from time to time. Any agent involved in the offer or sale of the offered securities in respect to which this prospectus is delivered will be named, and any commissions payable by Puget and/or the trust to such agent will be set forth, in the prospectus supplement relating thereto. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

  The offered securities may be sold directly by Puget and/or the trust to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

  Agents, dealers and underwriters may be entitled under agreements with Puget and/or the trust to indemnification by Puget and/or the trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Puget and/or the trust in the ordinary course of business.

  The offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Puget and/or the trust. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby. Remarketing firms may be entitled under agreements that may be entered into with Puget and/or the trust to indemnification or contribution by Puget and/or the trust against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions or perform services for Puget and its subsidiaries in the ordinary course of business.

  The offered securities may or may not be listed on a national securities exchange. You should read the prospectus supplement for a discussion of this matter. We cannot assure you there will be a market for any of the offered securities.

                                 LEGAL OPINIONS

  Opinions as to the legality of certain of the offered securities will be rendered for Puget by Perkins Coie LLP, Seattle, Washington. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon on behalf of the trust by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the trust. Certain United States federal income taxation matters may be passed upon for Puget and the trust by either Perkins Coie LLP, tax counsel for Puget, or by special tax counsel to Puget and to the trust, who will be named in the prospectus supplement. Certain legal matters with respect to the offered securities will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

                                    EXPERTS

  The financial statements and financial statement schedule incorporated in this prospectus by reference to Puget's Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          [LOGO OF PUGET SOUND ENERGY]








--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            PUGET SOUND ENERGY, INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     Securities and Exchange Commission Fees.......................... $132,000
     Listing fees.....................................................       *
     Printing fees....................................................       *
     Trustee fees (including counsel fees)............................       *
     Legal fees and expenses..........................................       *
     Blue Sky fees and expenses.......................................       *
     Rating agency fees...............................................       *
     Independent accountant fees......................................       *
     Miscellaneous....................................................       *
                                                                       --------
       Total.......................................................... $     *
                                                                       ========

--------
*  To be provided by amendment.

Item 15. Indemnification of Directors and Officers

  Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 6 of Puget's Bylaws (the "Bylaws"), provides for indemnification of Puget's directors and officers to the maximum extent permitted by Washington law.

  Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving acts or omissions, intentional misconduct by a director or knowing violations of law by a director or distributions illegal under Washington law, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.
Article X of Puget's Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to Puget and its shareholders.

  Officers and directors of Puget are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

  The above discussion of the WBCA and the Bylaws and Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute, the Bylaws and the Articles of Incorporation.

Item 16. List of Exhibits

 Exhibit
 Number                                Description
 -------                               -----------
  1.1*   Form of Underwriting Agreement with respect to the offered securities
         (other than the trust preferred securities).

  1.2* Form of Underwriting Agreement with respect to the trust preferred securities.

  4.1    Indenture defining the rights of the holders of Puget's Senior Notes
         (incorporated herein by reference to Exhibit 4-a to Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Commission File No.
         1-4393).

  4.2 First and Second Supplemental Indentures defining the rights of the holders of Puget's Senior Notes (incorporated herein by reference to Exhibit 4-b to Quarterly Report on Form 10-Q for the quarter ended
         June 30, 1998, Commission File No. 1-4393; and Exhibit 4.26 to Current
         Report on Form 8-K, dated March 4, 1999).

  4.3 Fortieth through Seventy-seventh Supplemental Indentures defining the rights of the holders of Puget's First Mortgage Bonds (incorporated herein by reference to Exhibit 2-d to Registration No. 2-60200;
         Exhibit 4-c to Registration No. 2-13347; Exhibits 2-e through and including 2-k to Registration No. 2-60200; Exhibit 4-h to Registration
         No. 2-17465; Exhibits 2-1, 2-m and 2-n to Registration No. 2-60200;
         Exhibits 2-m to Registration No. 2-37645; Exhibit 2-o through and including 2-s to Registration No. 2-60200; Exhibit 5-b to Registration
         No. 2-62883; Exhibit 2-h to Registration No. 2-65831; Exhibit (4)-j-1 to Registration No. 2-72061; Exhibit (4)-a to Registration No. 2-
         91516; Exhibit (4)-b to Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4393; Exhibits (4)(a) and (4)(b) to Puget's Current Report on Form 8-K, dated April 22,
         1986; Exhibit (4)a to Puget's Current Report on Form 8-K, dated
         September 5, 1986; Exhibit (4)-b to Puget's Quarterly Report on Form
         10-Q for the quarter ended September 30, 1986, Commission File No. 1-
         4393; Exhibit (4)-c to Registration No. 33-18506; Exhibit (4)-b to
         Annual Report on Form 10-K for the fiscal year ended December 31, 1989, Commission File No. 1-4393; Exhibit (4)-b to Annual Report on
         Form 10-K for the fiscal year ended December 31, 1990, Commission File
         No. 1-4393; Exhibits (4)-b and (4)- c to Registration No. 33-45916;
         Exhibit (4)-c to Registration No. 33-50788; Exhibit (4)-a to
         Registration No. 33-53056; Exhibit 4.3 to Registration No. 33-63278;
         Exhibit 4-c to Quarterly Report on Form 10-Q for the quarter ended
         June 30, 1998, Commission File No. 1-4393; and Exhibit 4.27 to Current
         Report on Form 8-K, dated March 1, 1999).

  4.4    Rights Agreement, dated as of January 15, 1991, between Puget and The
         Chase Manhattan Bank, N.A., as Rights Agent (incorporated herein by reference to Exhibit 2.1 to Registration Statement on Form 8-A filed on January 17, 1991, Commission File No. 1-4393).

  4.5 Amendment No. 1 dated as of August 30, 1991, to the Rights Agreement dated as of January 15, 1991, between the Registrant and the Bank of New York (as successor to The Chase Manhattan Bank, N.A.), as Rights
         Agent (incorporated herein by reference to Exhibit 2.1 to Registration
         Statement on Form 8 filed on August 30, 1991).

  4.6 Amendment No. 2 dated as of October 18, 1995, to the Rights Agreement dated as of January 15, 1991, between the Registrant and The Bank of New York (as successor to The Chase Manhattan Bank, N.A.), as Rights
         Agent (incorporated herein by reference to Exhibit 1 to Registration
         Statement on Form 8-A/A filed on October 27, 1995).

  4.7    Pledge Agreement dated August 1, 1991, between Puget and The First
         National Bank of Chicago, as Trustee (incorporated herein by reference to Exhibit (4)-j to Registration No. 33-45916).

  4.8    Loan Agreement dated August 1, 1991, between the City of Forsyth,
         Rosebud County, Montana and Puget (incorporated herein by reference to Exhibit (4)-k to Registration No. 33-45916).

  4.9    Statement of Relative Rights and Preferences for the Adjustable Rate
         Cumulative Preferred Stock, Series B ($25 Par Value) (incorporated herein by reference to Exhibit 1.1 to Registration Statement on Form
         8-A filed February 14, 1994, Commission File No. 1-4393).

 Exhibit
 Number                                Description
 -------                               -----------
  4.10   Statement of Relative Rights and Preferences for the Preference Stock,
         Series R, $50 Par Value (incorporated herein by reference to Exhibit
         1.5 to Registration Statement on Form 8-A filed February 14, 1994,
         Commission File No. 1-4393).

  4.11   Statement of Relative Rights and Preferences for the 7% Series
         Preferred Stock Cumulative, $100 Par Value (incorporated herein by reference to Exhibit 1.6 to Registration Statement on Form 8-A filed
         February 14, 1994, Commission File No. 1-4393).

  4.12 Pledge Agreement, dated as of March 1, 1992, by and between Puget and Chemical Bank relating to a series of first mortgage bonds
         (incorporated herein by reference to Exhibit 4.15 to Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File
         No. 1-4393).

  4.13 Pledge Agreement, dated as of April 1, 1993, by and between Puget and The First National Bank of Chicago, relating to a series of first mortgage bonds (incorporated herein by reference to Exhibit 4.16 to Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-4393).

  4.14   Form of Statement of Relative Rights and Preferences for the Series II
         Cumulative Preferred Stock, $25 Par Value (incorporated herein by reference to Annex F to the Joint Proxy Statement/Prospectus filed
         February 1, 1996).

  4.15   Form of Statement of Relative Rights and Preferences for the Series
         III Cumulative Preferred Stock, $25 Par Value (incorporated herein by reference to Annex F to the Joint Proxy Statement/Prospectus filed
         February 1, 1996).

  4.16 Indenture of First Mortgage dated as of April 1, 1957 (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-B,
         Registration No. 2-14307).

  4.17 Sixth Supplemental Indenture dated as of August 1, 1966 (incorporated herein by reference to Washington Natural Gas Company Exhibit to Form
         8-K for month of August 1966, File No. 0-951).

  4.18   Twelfth Supplemental Indenture dated as of November 1, 1972
         (incorporated herein by reference to Washington Natural Gas Company
         Exhibit to Form 8-K for November 1972, File No. 0-951).

  4.19   Seventeenth Supplemental Indenture dated as of August 9, 1978
         (incorporated herein by reference to Washington Energy Company Exhibit
         5-K.18, Registration No. 2-64428).

  4.20   Twenty-sixth Supplemental Indenture dated as of September 1, 1990
         (incorporated herein by reference to Washington Natural Gas Company
         Exhibit 4-B.19, Form 10-K for the year ended September 30, 1990, File
         No. 0-951).

  4.21   Twenty-seventh Supplemental Indenture dated as of September 1, 1990
         (incorporated herein by reference to Washington Natural Gas Company
         Exhibit 4-B.20, Form 10-K for the year ended September 30, 1988, File
         No. 0-951).

  4.22   Twenty-eighth Supplemental Indenture dated as of July 31, 1991
         (incorporated herein by reference to Washington Natural Gas Company exhibit 4-A, Form 10-Q for the quarter ended March 31, 1993, File No.
         0-951).

  4.23   Twenty-ninth Supplemental Indenture dated as of June 1, 1993
         (incorporated herein by reference to Exhibit 4-A of Washington Natural
         Gas Company's S-3 Registration Statement, Registration No. 33-49599).

  4.24   Thirtieth Supplemental Indenture dated as of August 15, 1995
         (incorporated herein by reference to Exhibit 4-A of Washington Natural
         Gas Company's S-3 Registration Statement, Registration No. 33-61859).

  4.25* Form of Third Supplemental Indenture defining the rights of the holders of Puget's Senior Notes.

  4.26* Form of Seventy-eighth Supplemental Indenture defining the rights of the holders of Puget's First Mortgage Bonds.

  4.27   Certificate of Trust of Puget Sound Energy Capital Trust II, dated
         October 3, 2000.

 Exhibit
 Number                                Description
 -------                               -----------
  4.28   Declaration of Trust of Puget Sound Energy Capital Trust II, dated
         October 3, 2000.

  4.29*  Form of Amended and Restated Declaration of Trust of Puget Sound
         Energy Capital Trust II.

  4.30* Form of Indenture to be used in connection with the issuance of Subordinated Debentures and Preferred Securities.

  4.31*  Form of Preferred Securities Guarantee Agreement.

  4.32*  Form of Common Securities Guarantee Agreement.

  5.1    Opinion of Perkins Coie LLP regarding the legality of the Senior
         Notes, the Subordinated Debentures and the Preferred Securities
         Guarantee.

  5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the Preferred Securities.

  8.1*   Opinion of Perkins Coie LLP regarding tax matters.

 12.1 Statement setting forth computations of ratios of earnings to fixed charges (incorporated herein by reference to Exhibit 12-a to Quarterly
         Report on Form 10-Q for the quarter ended June 30, 2000).

 23.1    Consent of Perkins Coie LLP (contained in opinion referenced as
         Exhibit 5.1).

 23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in opinion referenced as Exhibit 5.2).

 23.3    Consent of PricewaterhouseCoopers LLP.

 24.1    Power of attorney (contained on signature page of Registration
         Statement on page II-6).

 25.1    Statement of Eligibility of The State Street Bank and Trust Company.

 25.2    Statement of Eligibility of Bank One Trust Company, N.A.

 25.3    Statement of Eligibility of Bank One Trust Company, N.A.

--------
* To be filed by amendment or incorporated by reference in connection with the offering of securities.

Item 17. Undertakings

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in this registration statement.

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless such information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimate maximum offering range may be reflected in the form of a prospectus filed with the Commissions pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Puget Sound Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Bellevue, State of Washington, on October 4, 2000.

                                          PUGET SOUND ENERGY, INC.

                                                 /s/ William S. Weaver
                                          By: _________________________________
                                                     William S. Weaver
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

  Each person whose individual signature appears below hereby authorizes and appoints Richard L. Hawley, Donald E. Gaines and Tommy G. Leong, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, or any registration statements to be filed in connection with this registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 4th day of October, 2000.

             Signature                              Title
             ---------                              -----

     /s/ William S. Weaver           President, Chief Executive Officer
____________________________________  (Principal Executive Officer)
         William S. Weaver

     /s/ Richard L. Hawley           Vice President and Chief Financial
____________________________________  Officer
         Richard L. Hawley            (Principal Financial Officer)

     /s/ James W. Eldredge           Corporate Secretary and Controller
____________________________________  (Principal Accounting Officer)
         James W. Eldredge

     /s/ Douglas P. Beighle          Director
____________________________________
         Douglas P. Beighle

     /s/ Charles W. Bingham          Director
____________________________________
         Charles W. Bingham

    /s/ Phyllis J. Campbell          Director
____________________________________
        Phyllis J. Campbell

             Signature                              Title
             ---------                              -----

       /s/ Craig W. Cole             Director
____________________________________
           Craig W. Cole

      /s/ Donald J. Covey            Director
____________________________________
          Donald J. Covey

      /s/ Robert L. Dryden           Director
____________________________________
          Robert L. Dryden

       /s/ John D. Durbin            Director
____________________________________
           John D. Durbin

       /s/ John W. Ellis             Director
____________________________________
           John W. Ellis

      /s/ Tomio Moriguchi            Director
____________________________________
          Tomio Moriguchi

     /s/ Sally G. Narodick           Director
____________________________________
         Sally G. Narodick

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Puget Sound Energy Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Bellevue, State of Washington, on October 4, 2000.

                                          PUGET SOUND ENERGY CAPITAL TRUST II

                                                 /s/ Richard L. Hawley
                                          By: _________________________________
                                                     Richard L. Hawley
                                                          Trustee

                                                  /s/ Donald E. Gaines
                                          By: _________________________________
                                                      Donald E. Gaines
                                                          Trustee

                                 EXHIBIT INDEX

 Exhibit
 Number                                Description
 -------                               -----------
  1.1*   Form of Underwriting Agreement with respect to the offered securities
         (other than the trust preferred securities).

  1.2* Form of Underwriting Agreement with respect to the trust preferred securities.

  4.1    Indenture defining the rights of the holders of Puget's Senior Notes
         (incorporated herein by reference to Exhibit 4-a to Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Commission File No.
         1-4393).

  4.2 First and Second Supplemental Indentures defining the rights of the holders of Puget's Senior Notes (incorporated herein by reference to Exhibit 4-b to Quarterly Report on Form 10-Q for the quarter ended
         June 30, 1998, Commission File No. 1-4393; and Exhibit 4.26 to Current
         Report on Form 8-K, dated March 4, 1999).

  4.3 Fortieth through Seventy-seventh Supplemental Indentures defining the rights of the holders of Puget's First Mortgage Bonds (incorporated herein by reference to Exhibit 2-d to Registration No. 2-60200;
         Exhibit 4-c to Registration No. 2-13347; Exhibits 2-e through and including 2-k to Registration No. 2-60200; Exhibit 4-h to Registration
         No. 2-17465; Exhibits 2-1, 2-m and 2-n to Registration No. 2-60200;
         Exhibits 2-m to Registration No. 2-37645; Exhibit 2-o through and including 2-s to Registration No. 2-60200; Exhibit 5-b to Registration
         No. 2-62883; Exhibit 2-h to Registration No. 2-65831; Exhibit (4)-j-1 to Registration No. 2-72061; Exhibit (4)-a to Registration No. 2-
         91516; Exhibit (4)-b to Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4393; Exhibits (4)(a) and (4)(b) to Puget's Current Report on Form 8-K, dated April 22,
         1986; Exhibit (4)a to Puget's Current Report on Form 8-K, dated
         September 5, 1986; Exhibit (4)-b to Puget's Quarterly Report on Form
         10-Q for the quarter ended September 30, 1986, Commission File No. 1-
         4393; Exhibit (4)-c to Registration No. 33-18506; Exhibit (4)-b to
         Annual Report on Form 10-K for the fiscal year ended December 31, 1989, Commission File No. 1-4393; Exhibit (4)-b to Annual Report on
         Form 10-K for the fiscal year ended December 31, 1990, Commission File
         No. 1-4393; Exhibits (4)-b and (4)- c to Registration No. 33-45916;
         Exhibit (4)-c to Registration No. 33-50788; Exhibit (4)-a to
         Registration No. 33-53056; Exhibit 4.3 to Registration No. 33-63278;
         Exhibit 4-c to Quarterly Report on Form 10-Q for the quarter ended
         June 30, 1998, Commission File No. 1-4393; and Exhibit 4.27 to Current
         Report on Form 8-K, dated March 1, 1999).

  4.4    Rights Agreement, dated as of January 15, 1991, between Puget and The
         Chase Manhattan Bank, N.A., as Rights Agent (incorporated herein by reference to Exhibit 2.1 to Registration Statement on Form 8-A filed on January 17, 1991, Commission File No. 1-4393).

  4.5 Amendment No. 1 dated as of August 30, 1991, to the Rights Agreement dated as of January 15, 1991, between the Registrant and the Bank of New York (as successor to The Chase Manhattan Bank, N.A.), as Rights
         Agent (incorporated herein by reference to Exhibit 2.1 to Registration
         Statement on Form 8 filed on August 30, 1991).

  4.6 Amendment No. 2 dated as of October 18, 1995, to the Rights Agreement dated as of January 15, 1991, between the Registrant and The Bank of New York (as successor to The Chase Manhattan Bank, N.A.), as Rights
         Agent (incorporated herein by reference to Exhibit 1 to Registration
         Statement on Form 8-A/A filed on October 27, 1995).

  4.7    Pledge Agreement dated August 1, 1991, between Puget and The First
         National Bank of Chicago, as Trustee (incorporated herein by reference to Exhibit (4)-j to Registration No. 33-45916).

  4.8    Loan Agreement dated August 1, 1991, between the City of Forsyth,
         Rosebud County, Montana and Puget (incorporated herein by reference to Exhibit (4)-k to Registration No. 33-45916).

  4.9    Statement of Relative Rights and Preferences for the Adjustable Rate
         Cumulative Preferred Stock, Series B ($25 Par Value) (incorporated herein by reference to Exhibit 1.1 to Registration Statement on Form
         8-A filed February 14, 1994, Commission File No. 1-4393).

 Exhibit
 Number                                Description
 -------                               -----------
  4.10   Statement of Relative Rights and Preferences for the Preference Stock,
         Series R, $50 Par Value (incorporated herein by reference to Exhibit
         1.5 to Registration Statement on Form 8-A filed February 14, 1994,
         Commission File No. 1-4393).

  4.11   Statement of Relative Rights and Preferences for the 7% Series
         Preferred Stock Cumulative, $100 Par Value (incorporated herein by reference to Exhibit 1.6 to Registration Statement on Form 8-A filed
         February 14, 1994, Commission File No. 1-4393).

  4.12 Pledge Agreement, dated as of March 1, 1992, by and between Puget and Chemical Bank relating to a series of first mortgage bonds
         (incorporated herein by reference to Exhibit 4.15 to Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File
         No. 1-4393).

  4.13 Pledge Agreement, dated as of April 1, 1993, by and between Puget and The First National Bank of Chicago, relating to a series of first mortgage bonds (incorporated herein by reference to Exhibit 4.16 to Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-4393).

  4.14   Form of Statement of Relative Rights and Preferences for the Series II
         Cumulative Preferred Stock, $25 Par Value (incorporated herein by reference to Annex F to the Joint Proxy Statement/Prospectus filed
         February 1, 1996).

  4.15   Form of Statement of Relative Rights and Preferences for the Series
         III Cumulative Preferred Stock, $25 Par Value (incorporated herein by reference to Annex F to the Joint Proxy Statement/Prospectus filed
         February 1, 1996).

  4.16 Indenture of First Mortgage dated as of April 1, 1957 (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-B,
         Registration No. 2-14307).

  4.17 Sixth Supplemental Indenture dated as of August 1, 1966 (incorporated herein by reference to Washington Natural Gas Company Exhibit to Form
         8-K for month of August 1966, File No. 0-951).

  4.18   Twelfth Supplemental Indenture dated as of November 1, 1972
         (incorporated herein by reference to Washington Natural Gas Company
         Exhibit to Form 8-K for November 1972, File No. 0-951).

  4.19   Seventeenth Supplemental Indenture dated as of August 9, 1978
         (incorporated herein by reference to Washington Energy Company Exhibit
         5-K.18, Registration No. 2-64428).

  4.20   Twenty-sixth Supplemental Indenture dated as of September 1, 1990
         (incorporated herein by reference to Washington Natural Gas Company
         Exhibit 4-B.19, Form 10-K for the year ended September 30, 1990, File
         No. 0-951).

  4.21   Twenty-seventh Supplemental Indenture dated as of September 1, 1990
         (incorporated herein by reference to Washington Natural Gas Company
         Exhibit 4-B.20, Form 10-K for the year ended September 30, 1988, File
         No. 0-951).

  4.22   Twenty-eighth Supplemental Indenture dated as of July 31, 1991
         (incorporated herein by reference to Washington Natural Gas Company exhibit 4-A, Form 10-Q for the quarter ended March 31, 1993, File No.
         0-951).

  4.23   Twenty-ninth Supplemental Indenture dated as of June 1, 1993
         (incorporated herein by reference to Exhibit 4-A of Washington Natural
         Gas Company's S-3 Registration Statement, Registration No. 33-49599).

  4.24   Thirtieth Supplemental Indenture dated as of August 15, 1995
         (incorporated herein by reference to Exhibit 4-A of Washington Natural
         Gas Company's S-3 Registration Statement, Registration No. 33-61859).

  4.25* Form of Third Supplemental Indenture defining the rights of the holders of Puget's Senior Notes.

  4.26* Form of Seventy-eighth Supplemental Indenture defining the rights of the holders of Puget's First Mortgage Bonds.

  4.27   Certificate of Trust of Puget Sound Energy Capital Trust II, dated
         October 3, 2000.

 Exhibit
 Number                                Description
 -------                               -----------
  4.28   Declaration of Trust of Puget Sound Energy Capital Trust II, dated
         October 3, 2000.

  4.29*  Form of Amended and Restated Declaration of Trust of Puget Sound
         Energy Capital Trust II.

  4.30* Form of Indenture to be used in connection with the issuance of Subordinated Debentures and Preferred Securities.

  4.31*  Form of Preferred Securities Guarantee Agreement.

  4.32*  Form of Common Securities Guarantee Agreement.

  5.1    Opinion of Perkins Coie LLP regarding the legality of the Senior
         Notes, the Subordinated Debentures and the Preferred Securities
         Guarantee.

  5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the Preferred Securities.

  8.1*   Opinion of Perkins Coie LLP regarding tax matters.

 12.1 Statement setting forth computations of ratios of earnings to fixed charges (incorporated herein by reference to Exhibit 12-a to Quarterly
         Report on Form 10-Q for the quarter ended June 30, 2000).

 23.1    Consent of Perkins Coie LLP (contained in opinion referenced as
         Exhibit 5.1).

 23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in opinion referenced as Exhibit 5.2).

 23.3    Consent of PricewaterhouseCoopers LLP.

 24.1    Power of attorney (contained on signature page of Registration
         Statement on page II-6).

 25.1    Statement of Eligibility of The State Street Bank and Trust Company.

 25.2    Statement of Eligibility of Bank One Trust Company, N.A.

 25.3    Statement of Eligibility of Bank One Trust Company, N.A.

--------
* To be filed by amendment or incorporated by reference in connection with the offering of securities.